UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2013 (June 24, 2013)

LABSTYLE INNOVATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-186054	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gibor Sport Tower (23rd Floor)

7 Menahem Begin Street

Ramat Gan, Israel 52681

(Address of Principal Executive Offices)

(972)-(3)-6222929

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2013, the Board of Directors (the “Board”) of LabStyle Innovations Corp. (the “Company”) appointed Prof. Itamar Raz, M.D. to the Board to fill a vacancy as a result of an increase in the size of the Board from 6 to 7 persons. Prof. Raz was also appointed as a member of the Compensation Committee of the Board. Prior to his appointment, Prof. Raz served as the head of the Company’s Scientific Advisory Board, which is in formation and which he will continue to head.

There is no arrangement or understanding between Prof. Raz and any other persons pursuant to which Prof. Raz was selected as a director, and there are no related party transactions involving Prof. Raz that are reportable under Item 404(a) of Regulation S-K. There are no material plans, contracts or arrangements to which Prof. Raz is a party or in which he participates, nor has there been any material amendment to any plan, contract or arrangement by virtue of Prof. Raz’s appointment.

The following is certain biographical information regarding Prof. Raz:

Prof. Itamar Raz, M.D. has served as a member of our board since June 24, 2013. Prof. Raz is a world renowned expert in diabetes care and research. He currently services as the head of the Diabetes Unit of Hadassah Hebrew University Medical Center in Jerusalem, the head of the Israel National Council of Diabetes of the Israel Ministry of Health (which is responsible for formulating Israeli national policies), the President of D-Cure, a diabetes not-for-profit organization and the head of the Israel Diabetes Research Group. He also serves as a member of Advisory Boards at Novo Nordisk, Astra Zeneca/Bristol-Myers Squibb, Sanofi, Merck Sharp & Dohme, and Eli Lilly and as a consultant for InsuLine Medical Ltd, Andromeda Biotech Ltd and Astra Zeneca/Bristol-Myers Squibb. Prof. Raz has published over 260 research papers including biennial publications of a Supplement to Diabetes Care summarizing proceedings of the European Controversies to Consensus in Obesity, Diabetes and Hypertension (CODHy) meeting. He also holds editorial positions on a number of medical journals. Prof. Raz's medical career began in 1985 at Hadassah University Hospital as Senior Physician, specializing in Internal Medicine. From 1986 to 1992, Prof. Raz was head of Hebrew University Student Services, and in 1988 he was appointed Senior Lecturer at Hadassah University Hospital’s Department of Internal Medicine. In 1989, Prof. Raz was appointed Chief Physician of Internal Medicine, and as head of the Diabetes Clinic at Hadassah University Hospital in 1992. In 1995, Prof. Raz became an Associate Professor at the Department of Internal Medicine, Hadassah University Hospital. In 2001, he was appointed Director of the hospital’s Center for Prevention of Diabetes and its Complications. Since 2003, Prof. Raz has served as Professor of Internal Medicine at the Department of Internal Medicine, Hadassah University Hospital. Prof. Raz graduated from Hebrew University & Hadassah School of Pharmacy with a Bachelor of Science in 1973. In 1981, he graduated from Hebrew University & Hadassah School of Medicine with an M.D. and completed his residency at Hadassah University Hospital from 1981 to1985, specializing in internal medicine. Among other experience, qualifications, attributes and skills, Dr. Raz’s knowledge and experience in medicine, particularly in the field of diabetes research and treatment, led to the conclusion of the Board that he is qualified to serve as a director of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1        Press Release, dated June 25, 2013, concerning the appointment of Prof. Itamar Raz to the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2013	LABSTYLE INNOVATIONS CORP.

	By:	/s/ Oren Fuerst
Name: Oren Fuerst
Title: Chairman and Chief Executive Officer